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                                                                    EXHIBIT 23.1




                          Consent of Ernst & Young LLP




We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Proxy Statement of CoBancorp Inc., that is made a part of the Registration Statement (Form S-4, No. 333-00000) and Prospectus of FirstMerit Corporation for the registration of 4,300,000 shares of its common stock, of our report dated January 21, 1997, with respect to the consolidated financial statements of CoBancorp Inc., incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                        /s/ Ernst & Young LLP


Cleveland, Ohio
January 8, 1998